CONSULTING AGREEMENT (the “Agreement”), dated as of February 17, 2011, by and between STEM CELL ASSURANCE, INC., a Nevada corporation (the “Company”), and VINTAGE HOLIDAYS L.L.C., a Florida limited liability company (the “Consultant”).

WHEREAS, the Consultant has heretofore provided to the Company the services set forth on Schedule A attached hereto (the “Services”), among other services.

WHEREAS, to date, the Consultant has received $2,500 (the “Fee”) in consideration of Services rendered.

WHEREAS, the value of the Services heretofore provided by the Consultant to the Company is in excess of the amount of the Fee.

WHEREAS, the Company and the Consultant desire to set forth the additional amount payable for the Services rendered to date and enter into an agreement which will set forth the terms and conditions upon which the Consultant shall continue to provide Services to the Company.

WHEREAS, Stuart Montgomery (“Montgomery”) is the sole member of the Consultant.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto have agreed, and do hereby agree, as follows:

1. Retention; Duties.  Subject to the terms and conditions set forth herein, the Company hereby retains the Consultant, and the Consultant hereby accepts such retention, to act as a consultant.  The Consultant shall provide the Services to and on behalf of the Company. The Consultant shall provide Services of approximately fifteen (15) hours per week.  The Consultant agrees that, in providing the Services, it shall utilize Montgomery.

2. Term.  The term of this Agreement (the “Term”) shall commence as of March 1, 2011 (the “Effective Date”) and shall continue until June 30, 2011.

3. Compensation.  In consideration for the Services, the Company shall deliver to the Consultant the following consideration: (a) twenty thousand dollars ($20,000), in consideration of Services rendered to date, payable on the execution hereof; (b) ten thousand dollars ($10,000) as a retainer for Services rendered hereunder during the Term, payable on the execution hereof; (c) five thousand dollars ($5,000) per month (an aggregate of $20,000 during the Term) for Services rendered hereunder during the Term, payable in advance on the first day of each month commencing on March 1, 2011 and through June 1, 2011; and (d) one million two hundred fifty thousand (1,250,000) shares of common stock of the Company per month (an aggregate of 5,000,000 shares of common stock of the Company (the “Shares”) during the Term) for Services rendered hereunder during the Term, issuable on the first day of each month commencing on March 1, 2011 and through June 1, 2011.

4. Reimbursement of Expenses.

(a) The Company will reimburse the Consultant for all reasonable expenses incurred by the Consultant in the performance of its duties during the Term.  In no event shall the Consultant incur expenses during the Term in excess of one thousand dollars ($1,000)  in the aggregate without the prior written consent of the Chief Executive Officer of the Company.

(b) The Consultant shall submit to the Company, not less than once in each calendar month, reports of such expenses in form normally used by the Company and receipts with respect thereto and the Company's obligations under this Section 4 shall be subject to compliance therewith.

5. Discoveries; Confidential Information.

(a) The Consultant agrees to disclose promptly in writing to the Chief Executive Officer of the Company all ideas, processes, methods, devices, business concepts, inventions, improvements, discoveries, know-how and other creative achievements (hereinafter referred to collectively as “Discoveries”), whether or not the same or any part thereof is capable of being patented, trademarked, copyrighted, or otherwise protected, which the Consultant, while retained by the Company, conceives, makes, develops, acquires or reduces to practice, whether acting alone or with others and whether during or after usual working hours, and which are related to the Company's business, or are used or usable by the Company, or arise out of or in connection with the services performed by the Consultant.  Each of the Consultant and Montgomery hereby transfers and assigns to the Company all right, title and interest in and to such Discoveries, including any and all domestic and foreign copyrights and patent and trademark rights therein and any renewals thereof.  On request of the Company, each of the Consultant and Montgomery will, without any additional compensation beyond that provided for in Section 3, from time to time during, and after the expiration or termination of, the Term, execute such further instruments (including applications for copyrights, patents, trademarks and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by the Company to protect and/or enforce its rights in respect of such Discoveries.  All expenses of filing or prosecuting any patent, trademark or copyright application shall be borne by the Company, but the Consultant and Montgomery shall cooperate in filing and/or prosecuting any such application.

(b) Each of the Consultant and Montgomery represents that it or he has been informed that it is the policy of the Company to maintain as secret all Confidential Information (as hereinafter defined) and further acknowledges that such Confidential Information is of great value to the Company.  Each of the Consultant and Montgomery recognizes that, by reason of the Consultant’s consultant status with the Company, it has acquired and/or will acquire Confidential Information as aforesaid.  Each of the Consultant and Montgomery confirms that it is reasonably necessary to protect the Company’s goodwill, and, accordingly, hereby agrees that it or he will not, directly or indirectly (except where authorized in writing by the Chief Executive Officer of the Company), at any time during the Term or thereafter divulge to any person, firm or other entity, or use, or cause or authorize any person, firm or other entity to use, any Confidential Information.

(c) The Consultant agrees that, upon the expiration or termination of this Agreement for any reason whatsoever, it shall promptly deliver to the Company any and all drawings, notebooks, software, data and other documents and material, whether in electronic format or otherwise, including all copies thereof, in or under its control relating to any Confidential Information or Discoveries, or which is otherwise the property of the Company.

(d) For purposes hereof, the term “Confidential Information” shall mean all information given to the Consultant or Montgomery, directly or indirectly, by the Company and all other information relating to the Company otherwise acquired by the Consultant or Montgomery during the course of the Consultant’s engagement by the Company (whether on or prior to the date hereof or hereafter), including any and all knowledge and information with respect to secret or confidential methods, processes, plans, materials, customer lists or data, or otherwise with respect to any confidential or secret aspect of the Company’s business and/or activities, other than information which (i) was in the public domain at the time furnished to, or acquired by, the Consultant or Montgomery, or (ii) thereafter enters the public domain other than through disclosure, directly or indirectly, by the Consultant or Montgomery or others in violation of an agreement of confidentiality or nondisclosure.

(e) All references in this Section 5 to the “Company” shall be deemed to include any and all subsidiaries and affiliates of the Company in existence on the date hereof and/or hereafter formed or acquired.

6. No Participation in Employee Benefit Plans.  Each of the Consultant and Montgomery acknowledges and agrees that, since the Consultant is a consultant, neither the Consultant nor Montgomery will be accorded the right to participate in or receive benefits under any pension, profit sharing, medical insurance or other plan or program of the Company either in existence as of the Effective Date or thereafter adopted for the benefit of its employees.

7. Independent Contractor. The relationship created hereunder is that of the Consultant acting as an independent contractor.  It is expressly acknowledged and agreed that neither the Consultant nor Montgomery shall have any authority to bind the Company to any agreement or obligation with any third party.  Each of the Consultant and Montgomery acknowledges and agrees further that, since neither is an employee of the Company, the Company shall not be responsible for the withholding or payment of any taxes.

8. Injunctive Relief.  Each of the Consultant and Montgomery acknowledges and agrees that, in the event it or he shall violate or threaten to violate any of the restrictions of Section 5 hereof, the Company will be without an adequate remedy at law and will therefore be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief in any court of competent jurisdiction without the necessity of proving damages or posting any bond or other security.

9. No Restrictions.  Each of the Consultant and Montgomery hereby represents that neither the execution of this Agreement nor the Consultant’s performance hereunder will (a) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any of the Consultant’s organizational documents, or any contract, agreement or other instrument or obligation to which the Consultant or Montgomery is a party, or by which it or he may be bound, or (b) violate any order, judgment, writ, injunction, decree, statute, rule or regulation applicable to the Consultant or Montgomery.  In the event of a breach hereof, in addition to the Company's right to terminate this Agreement, each of the Consultant and Montgomery shall indemnify the Company and hold it harmless from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred or suffered in connection with or as a result of the Company's entering into this Agreement or engaging the Consultant hereunder.

10. Investment Representations.   Each of the Consultant and Montgomery understands and agrees that the Company is relying and may rely upon the following representations and warranties made by them in entering into this Agreement:

(a) Each of the Consultant and Montgomery recognizes that the acquisition of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Consultant may not be able to liquidate its investment in the event of emergency; (ii) transferability is extremely limited; and (iii) it could sustain a complete loss of its investment.

(b) Each of the Consultant and Montgomery represents that it or he (i) is competent to understand and does understand the nature of the Consultant’s investment in the Shares; and (ii) is able to bear the economic risk of the Consultant’s investment in the Shares.

(c) Each of the Consultant and Montgomery represents that it or he is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).  Each of the Consultant and Montgomery meets the requirements of at least one of the suitability standards for an “accredited investor” as set forth on the Accredited Investor Certification contained herein.

(d) Each of the Consultant and Montgomery represents that it or he has significant prior investment experience, including investment in restricted securities.

(e) Each of the Consultant and Montgomery represents that it or he has reviewed all information regarding the Company that has been filed with the Pink OTC Markets.  Each of the Consultant and Montgomery also represents that it or he has been furnished by the Company with all information regarding the Company which it or he had requested or desired to know; that all documents which could be reasonably provided have been made available for its or his inspection and review; that it or he has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the Company; and that it or he has had the opportunity to consult with its or his own tax or financial advisor concerning an investment in the Company.

(f) Each of the Consultant and Montgomery represents that the Shares were acquired, or are being acquired, for the Consultant’s own account for investment and not for distribution to others.  The Consultant agrees that it will not sell, transfer or otherwise dispose of the Shares, or any portion thereof, unless they are registered under the 1933 Act or unless an exemption from such registration is available.

(g) The Consultant consents to the placement of a legend on the Shares stating that they have not been registered under the 1933 Act and setting forth or referring to the restrictions on transferability and sale thereof.  The Consultant is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

(h)           THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

11. Assignment.  This Agreement, as it relates to the retention of the Consultant as a consultant, is a personal contract and the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated.

12. Notices.  Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

If to the Company:

200 Glades Road, Suite 2
Boca Raton, Florida  33432
Attention:  Mark Weinreb, Chief Executive Officer
Telecopier Number:  (954) 827-0644

With a copy to:

Certilman Balin Montgomery & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Attention:  Fred Skolnik, Esq.
Telecopier Number: (516) 296-7111

If to the Consultant or Montgomery:

2212 Paget Circle
Naples, Florida  34112
Attention:  Stuart Montgomery, Managing Member
Telecopier Number: (239) 236-0468

or at such other address as either party shall designate by notice to the other party given in accordance with this Section 12.

13. Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

14. Waiver of Breach; Partial Invalidity.  The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.  If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

15. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein.  This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the subject matter hereof.  Each of the Consultant and Montgomery acknowledges and agrees that, except for the consideration deliverable pursuant to Section 3 hereof, neither shall be entitled to any compensation, securities or other amounts in consideration of any and all services rendered to date.  This Agreement may be amended only by a writing executed by the parties hereto.

16. Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

17. Facsimile and Email Signatures.  Signatures hereon which are transmitted via facsimile or email shall be deemed original signatures.

18. Construction.  As used in this Agreement, the word “including” and its variants shall mean “including, without limitation.”

19. Representation by Counsel.  Each of the Consultant and Montgomery acknowledges that it or he has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Agreement.  Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Consultant and Montgomery.  The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the Consultant, Montgomery and the Company.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the Consultant and the Company have executed, or have caused to be duly executed, this Agreement as of the day and year above written.

STEM CELL ASSURANCE, INC.

By:	/s/ Mark Weinreb
Mark Weinreb, Chief Executive Officer

VINTAGE HOLIDAYS L.L.C.

By:	/s/ Stuart Montgomery
Stuart Montgomery, Managing Member

Agreed:

/s/ Stuart Montgomery
Stuart Montgomery

SCHEDULE A

SERVICES

•	Consultation, assistance and travel in connection with the Company’s marketing efforts with respect to medical tourism.

•	Consultation, assistance and travel in connection with the Company’s efforts to establish business relationships with governmental officials.

•	Consultation, assistance and travel in connection with the Company’s efforts to establish an offshore stem cell treatment facility.

•	Consultation, assistance and travel in connection with the development of a physician distribution network for the sale of the Company’s stem cell skin care products.

STEM CELL ASSURANCE, INC.

Accredited Investor Certification
(Initial the appropriate box(es))

The undersigned represents and warrants that it is an “accredited investor” based upon the satisfaction of one or more of the following criteria:

X	(1) he or she is a natural person who has a net worth or joint net worth with his or her spouse in excess of $1,000,000 at the time of his or her purchase; or

____
(2) he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____	(3) he or she is a director or executive officer of the Company; or

____
(4) it is either (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act, (e) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is a bank, savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who otherwise meet these suitability standards; or

____	(5) it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

____
(6) it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Common Shares offered hereby, with total assets in excess of $5,000,000; or

____
(7) it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

____
(8) it is a corporation, partnership or other entity, and each and every equity owner of such entity initials a separate Accredited Investor Certification pursuant to which it, he or she certifies that it, he or she meets the qualifications set forth in either (1), (2), (3), (4), (5), (6) or (7) above.

As used in (1) above, the term “net worth” means the excess of total assets over total liabilities.  In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

VINTAGE HOLIDAYS L.L.C.

By: /s/ Stuart Montgomery
      Stuart Montgomery, Managing Member

STEM CELL ASSURANCE, INC.

Accredited Investor Certification
(Initial the appropriate box(es))

The undersigned represents and warrants that he is an “accredited investor” based upon the satisfaction of one or more of the following criteria:

X	(1) he or she is a natural person who has a net worth or joint net worth with his or her spouse in excess of $1,000,000 at the time of his or her purchase; or

_____
(2) he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_____	(3) he or she is a director or executive officer of the Company; or

_____
(4) it is either (a) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act, (e) a small business investment company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000 or (g) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is a bank, savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who otherwise meet these suitability standards; or

_____	(5) it is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

_____
(6) it is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership not formed for the specific purpose of acquiring the Common Shares offered hereby, with total assets in excess of $5,000,000; or

_____
(7) it is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; or

_____
(8) it is a corporation, partnership or other entity, and each and every equity owner of such entity initials a separate Accredited Investor Certification pursuant to which it, he or she certifies that it, he or she meets the qualifications set forth in either (1), (2), (3), (4), (5), (6) or (7) above.

As used in (1) above, the term “net worth” means the excess of total assets over total liabilities.  In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

/s/ Stuart Montgomery
Stuart Montgomery